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                                                                Exhibit 99(j)(4)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Counsel and Independent Auditors" in the Statement of Additional Information and to the use of our report dated August 31, 2000, with respect to the financial statement of the State Street Equity 500 Index Fund included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-1A, Registration No. 333-30810) of State Street Institutional Investment Trust.

                                                  /s/ ERNST & YOUNG LLP

                                                  ERNST & YOUNG LLP

Boston, Massachusetts
August 31, 2000